[LETTERHEAD OF HUNTON & WILLIAMS]

                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, VA 23219-4074
                            Telephone (804) 788-8200
                            Facsimile (804) 788-8218


                                November 24, 1998


Pulaski Furniture Corporation
One Pulaski Square
Pulaski, Virginia 24301

                          Pulaski Furniture Corporation
            1996 Salaried Employees' Stock Purchase Plan (the "Plan")

Ladies and Gentlemen:

     This firm has acted as counsel to Pulaski Furniture Corporation (the "Company") in connection with the Registration Statement on Form S-8 (the
"Registration Statement") being filed under the Securities Act of 1933, as amended ("the Act") on or about the date of this letter to register 100,000 shares of common stock, $1.00 par value per share (including associated rights) (the "Shares") of the Company, which from time to time may be offered and sold by the Company in connection with the Plan.

         We are familiar with the Registration Statement and the Exhibits thereto. We have examined, originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents and records of the Company and certificates of public officials as we have deemed necessary to enable us to express this opinion. We have also relied on certificates of officers of the Company as to certain factual matters. In rendering this opinion, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

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November 24, 1998
Page 2

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Hunton & Williams